EXHIBIT 10.1

AMENDMENT NO. 5

to the

AMENDED AND RESTATED TRUST AGREEMENT

by and between

MORGAN STANLEY

and

STATE STREET BANK AND TRUST COMPANY

This AMENDMENT NO. 5 (this “Amendment”), made as of the 25th of June 2007, amends the AMENDED AND RESTATED TRUST AGREEMENT, made as of the 30th day of November 2000, by and between MORGAN STANLEY, a Delaware corporation (the “Company”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, “State Street” and, as trustee under the Agreement, the “Trustee”), as such Amended and Restated Trust Agreement was previously amended by Amendment No. 1 thereto, made as of the 1st day of January 2002, Amendment No. 2 thereto, made as of the 1st day of January 2003, Amendment No. 3 thereto, made as of the 15th day of September 2003 and Amendment No. 4 thereto, made as of the 21st day of March 2006 (as so amended, the “Agreement”).

Capitalized terms used in this Amendment without definition have the meanings assigned thereto in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. Section 1(f) of the Agreement is deleted and replaced in its entirety as follows:

“Any cash dividend paid in respect of Allocated Shares held in the Trust shall be distributed by the Trustee to Trust Beneficiaries as directed by the Company. Any such cash dividend paid in respect of Unallocated Shares held in the Trust shall be delivered by the Trustee to the Company. The Company shall act as agent for the Trustee in making distributions to Trust Beneficiaries unless the Trustee gives the Company 90 days notice, in writing, that the Trustee does not want the Company to act as its agent. The Trustee may require the Company to provide certification of its distributions to Trust Beneficiaries. Any other dividend or distribution made with respect to the shares of Stock held in the Trust shall be distributed to the Trustee and delivered by the Trustee to the Company for disposition by the Company (i) in the case of Allocated Shares, in accordance with the Plan and awards granted thereunder, and (ii) in the case of Unallocated Shares, as determined by the Company in its discretion.”

2. The second sentence of Section 4 is deleted and replaced in its entirety as follows:

“Upon any termination of the Trust, all shares of Stock and other assets, if any, held in the Trust shall be delivered to the Company or as otherwise directed by the Company.”

IN WITNESS WHEREOF, the Company and State Street have executed this Trust Agreement as of the date first above written.

MORGAN STANLEY

By:	/s/ MICHAEL S. CASTROGIOVANNI
Name: Michael S. Castrogiovanni
Title: Executive Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ MONET EWING
Name: Monet Ewing
Title: Vice President

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